Exhibit 32.1

Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies, in my capacity as an officer of Boston Edison Company, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(i)

the enclosed Annual Report of Boston Edison Company on Form 10-K for the period ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operation of Boston Edison Company.

Dated: March 7, 2006	By:	/s/ THOMAS J. MAY Thomas J. May Chairman, President and Chief Executive Officer